UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CANOPY GROWTH ANNOUNCES ADJOURNMENT OF 2026 ANNUAL GENERAL AND SPECIAL MEETING DUE TO LACK OF QUORUM

•	Annual General and Special Meeting of Shareholders of Canopy Growth to reconvene on Friday, October 23, 2026, at 1:00 p.m. ET

•	Shareholders now have until Friday, October 23, 2026, at 9:00 a.m. ET to submit their votes

SMITHS FALLS, ON – September 25, 2026 – Canopy Growth Corporation (“Canopy Growth”, “our”, “we” or the “Company”) (TSX: WEED) (Nasdaq: CGC), a leading global company committed to bettering lives through cannabis, today announced that, due to the requisite quorum not being present, its Annual General and Special Meeting of shareholders (the “Meeting”), scheduled for Friday, September 25, 2026, at 1:00 p.m. ET via live webcast, was convened and then adjourned.

The Meeting will reconvene on Friday, October 23, 2026, at 1:00 p.m. ET via live audio webcast at www.virtualshareholdermeeting.com/WEED2026, providing holders (“Shareholders”) of Canopy Growth common shares (the “Shares”) with additional time to vote.

During the adjournment period, the Company will continue to solicit votes with respect to the proposals set out in its definitive proxy statement dated August 7, 2026 (the “Proxy Statement”). Shareholders who have not yet voted are encouraged to do so as soon as possible.

Shareholders of record as of close of business on July 31, 2026, remain eligible to vote at the adjourned Meeting. Shareholders who have already voted do not need to vote again, and previously submitted proxies will remain valid.

Your Vote is Important

Under Nasdaq listing rules and the Company’s By-Laws, 33 1/3% of outstanding Shares entitled to vote must be present in person, by remote communication or by proxy at the Meeting for quorum to be achieved.

Shareholders who have not yet voted are encouraged to submit their vote before the new proxy voting deadline of 9:00 a.m. ET on October 23, 2026.

Most Shareholders who received a 16-digit control number from Broadridge Financial Solutions can vote:

Online: http://proxyvote.com

By Phone: 1-800-474-7493 (English) or 1-800-474-7501 (French)

By Mail: Using the prepaid envelope accompanying the Form of Proxy or Voting Instruction Form

Many Shareholders can also vote by contacting the Company’s proxy solicitation agent, Sodali & Co., at 1-833-830-8205 toll free in North America, 1-289-695-3075 collect outside North America, or by email at CGC@investor.sodali.com.

Shareholders who hold Shares at Interactive Brokers LLC can vote online at: http://proxypush.com using the provided control number.

Clients of Robinhood Securities, LLC who are eligible to vote will receive a voting notice by email from noreply@robinhood.com. Voting is hosted by Say Technologies, with voting and materials available directly from the email.

The Proxy Statement and the Company’s 2026 fiscal annual report, which includes the Company’s 2026 fiscal year consolidated financial statements (collectively, the “Meeting Materials”) are filed on EDGAR at www.sec.gov and SEDAR+ under the Company’s profile at www.sedarplus.ca. The Meeting Materials are also available at: https://canopygrowth.com/agm/.

Contact:

Media Contact: media@canopygrowth.com

Investor Contact: invest@canopygrowth.com

About Canopy Growth

Canopy Growth is a leading global company committed to bettering lives through cannabis. With a focus on cultivation excellence, quality, trust, innovation and disciplined execution, Canopy Growth is a consumer-centric company serving patients, consumers and partners alike.

The Company’s portfolio of owned and licensed brands, including Tweed, 7ACRES, DOJA, Deep Space, DeeLish, Claybourne, MTL Cannabis, Low Key by MTL and R’belle, as well as category-defining Storz & Bickel, delivers innovative cannabis products to consumers across Canada and beyond. It is also Canada’s leading provider of medical cannabis services through Spectrum Therapeutics, Abba Medix, Apollo, and Canada House Clinics.

The Company also holds an unconsolidated, non-controlling interest in Canopy USA, LLC, which provides exposure to the U.S. THC market.

Guided by its commitment to leadership, excellence, trust and innovation, Canopy Growth is working to shape a future where the plant is trusted for its ability to better lives.

For more information visit www.canopygrowth.com.

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